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                                                                     EXHIBIT 4.5


Bear Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167
    and
J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260
   As representatives of the several
   Underwriters named in Schedule I
   to the Underwriting Agreement
   referred to below



Ladies and Gentlemen:


            The undersigned holds the position(s) set forth opposite his or her name on the attached Schedule A. The undersigned understands that ORBCOMM Corporation (the "Company") has filed a registration statement on Form S-1 (Reg. No. 333-50599) with the Securities and Exchange Commission covering the sale of up to 6,900,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), including shares subject to over-allotment options, to the Underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement"). The Underwriters propose to offer such Shares to the public (the "Offering").

            This letter is being delivered pursuant to Section 6(i) of the Underwriting Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

            To induce the Underwriters to participate in the Offering, the undersigned represents and warrants to, and agrees with, each of the Underwriters that during the period beginning on the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus, the undersigned will not, without the prior written consent of Bear Stearns & Co. Inc. and J.P. Morgan Securities Inc., directly or indirectly, offer, sell, offer or agree to sell, grant any option for or otherwise dispose of (or announce any sale, offer, grant of an option to purchase or other disposition of) any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Common Stock).



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            The undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            This letter may be relied upon by the Underwriters.



                                      ----------------------------------------
                                      Name:



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                                   Schedule A

Scott L. Webster                        President, Chief Executive Officer and
                                              Director of ORBCOMM Corporation
                                              (the "Company")
                                        Chairman, Chief Executive Officer and
                                              Member of ORBCOMM Global, L.P.
                                              ("ORBCOMM")
                                        President and Director of Orbital
                                              Communications Corporation ("OCC")

W. Bartlett Snell                       Chief Financial Officer and Treasurer
                                              of the Company
                                        Senior Vice President Finance and
                                              Administration, Chief Financial
                                              Officer and Treasurer of ORBCOMM

Marc Leroux                             Director of the Company
                                        Member of ORBCOMM
                                        Vice President, Technology of
                                              Teleglobe Inc. ("Teleglobe")

William J. Meder                        Director of the Company
                                        Vice Chairman and Member of ORBCOMM

Jeffrey V. Pirone                       Director of the Company
                                        Member of ORBCOMM
                                        Executive Vice President and Chief
                                              Financial Officer of Orbital
                                              Sciences Corporation ("Orbital")
                                        Vice President and Chief Financial
                                              Officer of OCC

Claude Seguin                           Executive Vice President, Finance and
                                              Chief Financial Officer of
                                              Teleglobe

David W. Thompson                       Director of the Company
                                        Member of ORBCOMM
                                        Chairman of the Board, President and
                                              Chief Executive Officer of
                                              Orbital
                                        Director of OCC

James R. Thompson, Jr.                  Executive Vice President and General
                                              Manager/Launch Systems Group of
                                              Orbital




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Robert D. Strain                        Executive Vice President and General
                                              Manager/Electronics and Sensor
                                              Systems Group of Orbital

Michael D. Griffin                      Executive Vice President and Chief
                                              Technical Officer of Orbital

Daniel D. Friedmann                     Executive Vice President and General
                                              Manager/Systems Integration
                                              Group of Orbital

Charles M. Boesenberg                   Executive Vice President and General
                                              Manager/Satellite Access
                                              Products Group of Orbital

Robert R. Lovell                        Executive Vice President and General
                                              Manager/Space Systems Group of
                                              Orbital

Antonio L. Elias                        Senior Vice President, Advanced
                                              Programs of Orbital

Leslie C. Seeman                        Senior Vice President, General Counsel
                                              and Secretary of Orbital

Alan Parker                             Executive Vice President of OCC

Wan Aishah Wan Hamid                    Director of the Company
                                        Member of ORBCOMM
                                        Executive Vice President of Technology
                                              Resources Industries Bhd.

Charles Sirois                          Chairman of the Board and Chief
                                              Executive Officer of Teleglobe

Andre Bourbonnais                       Vice-President, Legal Affairs and
                                              Corporate Secretary of Teleglobe

Meriel V.M. Bradford                    Vice-President, Governmental and
                                              External Relations of Teleglobe

Jacques Deforges                        Treasurer of Teleglobe
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Paolo Guidi                             President and Chief Executive Officer,
                                              Global Telecommunications
                                              Services of Teleglobe

Fransois Laurin                         Vice-President, Finance and Corporate
                                              Controller of Teleglobe

Fransois Gauvin                         Assistant Corporate Secretary of
                                              Teleglobe

Guthrie J. Stewart                      Executive Vice President, Corporate
                                              Development of Teleglobe